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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Hartford Life, Inc.:

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements File Nos.333-28805 and 333-28807,on Form S-8, and 333-21865 on Form S-3.


                                                            ARTHUR ANDERSEN LLP

Hartford, Connecticut
March 27, 1998